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                                                                EDGAR
EXHIBIT NO.     EXHIBIT NAME                                    EXHIBIT NO.
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9(c)            Form of Assignment of Agency Agreement          99.B9(c)


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                                  Assignment
                              of Agency Agreement

               AGREEMENT, made this ____ day of ______, 199_ among PIMCO Funds:
Multi-Manager Series (the "Fund"), a Massachusetts business trust, Pacific Investment Management Company ("PIMCO"), a corporation organized under the laws of California, PIMCO Advisors L.P. ("PALP"), a limited partnership, and Investors Fiduciary Trust Company ("IFTC"), a state chartered trust company organized and existing under the laws of the State of Missouri.

          WHEREAS, the Fund, Pacific Financial Asset Management Corporation ("PFAMCO"), the corporate predecessor of PALP, and IFTC entered into an Agency Agreement dated December 17, 1990 (together with all Addenda thereto, the "Agency Agreement"), pursuant to which IFTC agreed to serve as Transfer Agent and Dividend Disbursing Agent to the Fund with respect to the Portfolios (as defined in the Agency Agreement); and

          WHEREAS, in accordance with the terms of the Agency Agreement, PFAMCo assigned its rights and obligations to PALP under the Agency Agreement effective November 15, 1994, and the Fund and IFTC consented to such assignment; and

          WHEREAS, in accordance with the terms of the Agency Agreement, PALP assigned its rights and obligations to PIMCO under the Agency Agreement effective August 11, 1995, and the Fund and IFTC consented to such assignment; and

          WHEREAS, PIMCO wishes to assign its rights and obligations under the Agency Agreement to PALP effective as of the date indicated above; and

          WHEREAS, the Fund wishes for IFTC to continue to serve as Transfer Agent and Dividend Disbursing Agent to the Portfolios, and IFTC wishes to continue to so serve, after the assignment described above;

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and in the Agency Agreement, the parties agree as follows:

          1. Assignment.
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             Effective as of the date indicated above, PIMCO hereby assigns all of its rights, duties, and obligations under the Agency Agreement to PALP.

          2. Performance of Duties.
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             Effective as of the date indicated above, PALP hereby assumes and agrees to perform all of PIMCO's duties and obligations under the Agency Agreement and be subject to all of the terms and conditions of said Agreement as if they applied to PALP. PALP shall not be responsible for any claim or demand arising under the Agency Agreement from services rendered prior to the effective date of this Assignment unless otherwise agreed
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by PALP, and PIMCO shall not be responsible for any claim or demand arising under the Agency Agreement from services rendered after the effective date of this Assignment unless otherwise agreed by PIMCO.

          3. Consent.
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             The Fund and IFTC hereby consent to this assignment to PALP of
PIMCO's rights, duties and obligations under the Agency Agreement and the assumption by PALP of such rights, duties, and obligations, and agree, subject to the terms and conditions of the Agency Agreement, to look to PALP for the performance of the duties and obligations previously assumed by PIMCO under said Agreement after the effective date as described above.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.

                                          PIMCO FUNDS:  MULTI-MANAGER
                                          SERIES

                                          By:
-------------------------                    ----------------------------
Attest:                                      Title:
Title:
                                          PACIFIC INVESTMENT MANAGEMENT
                                          CORPORATION

                                          By:
-------------------------                    ----------------------------
Attest:                                      Title:
Title:

                                          PIMCO ADVISORS L.P.

                                          By:
-------------------------                    ----------------------------
Attest:                                      Title:
Title:

                                          INVESTORS FIDUCIARY TRUST
                                          COMPANY

                                          By:
-------------------------                    ----------------------------
Attest:                                      Title:
Title: